                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                       ________________________________

                                   Form 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 3, 1999




                         INTEGRATED ORTHOPAEDICS, INC.
                         -----------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Texas                                         76-0203483
-------------------------------             -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)



               5858 Westheimer, Suite 500, Houston, Texas 77057
               ------------------------------------------------
                   (Address of principal executive offices)


                                (713) 225-5464
                ----------------------------------------------
             (Registrant's telephone number, including area code)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) By unanimous written consent on February 3, 1999, the Board of Directors of Integrated Orthopaedics, Inc. ("IOI") dismissed the firm of PricewaterhouseCoopers LLP as IOI's principal accountant and engaged the accounting firm of Ernst & Young LLP as principal accountant to audit IOI's financial statements for the year ended December 31, 1998.
(b) During the two most recent fiscal years ended December 31, 1997 and the subsequent interim period preceding the dismissal, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.
(c) PricewaterhouseCoopers LLP's report on the financial statements of IOI for the past two years contained no adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.
(d) IOI has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. A copy of PricewaterhouseCoopers LLP's letter to the SEC, dated February 4, 1999, is filed as Exhibit 16 to the Form 8-K.

ITEM 5.  OTHER EVENTS

(a) Effective January 29, 1999, Mark P. Kingston resigned as Executive Vice President and Chief Operating Officer of IOI.

(b) In January 1999, the Company and a subsidiary of the Company, IOI Management Services of Connecticut, Inc. ("IOI Regional"), filed suit against Merritt Orthopaedic Associates, P.C. ("Merritt"), Patrick J. Carolan, M.D., ("Carolan"), and Mark E. Wilchinsky, M.D. ("Wilchinsky") in the Superior Court for the Judicial District of Fairfield at Bridgeport, Connecticut. The lawsuit seeks to enforce certain repurchase obligations under the Management Services Agreement (the "MSA") by and among the Company, IOI Regional, Merritt, Carolan and Wilchinsky. The MSA was terminated by the Company in January 1999 due to the failure of Merritt, Wilchinsky and Carolan to satisfy certain of their obligations thereunder. Upon such a termination for cause, IOI Regional, in its sole discretion, is entitled under the MSA to require Merritt to comply with certain repurchase obligations regarding assets owned by IOI Regional and used by Merritt to provide medical services and otherwise fulfill its obligations and the MSA, including, without limitation, real estate, improvements, accounts receivable, contracts and intangibles. The Company believes that the total amount of Merritt's repurchase obligations to IOI Regional presently totals approximately $4,666,000. In addition, the Company is seeking money damages, compensatory damages and punitive damages in connection with certain related causes of action against Merritt, Carolan, and Wilchinsky. The Company intends to vigorously pursue its claims in connection with this action; however, the ultimate outcome of this lawsuit cannot be predicted with certainty.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibit

          16.    Letter re change in certifying accountant.
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                                 SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           INTEGRATED ORTHOPAEDICS, INC.

Date:  February 10, 1999   By: /s/ Gerald R. Wicker
                               --------------------------------
                           GERALD R. WICKER
                           Executive Vice President and Chief Financial Officer